                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2006

                          REGIONS FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                       0-6159                       63-0589368
(State or other                  (Commission                  (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



417 North 20th Street, Birmingham, Alabama                          35203
 (Address of principal executive offices)                         (Zip code)


                                 (205) 944-1300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On September 6, 2006, for retention purposes Regions Financial Corporation implemented enhancements to the separation benefits potentially payable to certain executive officers, affecting generally those who are party to a career award agreement, an employment agreement that includes change of control provisions, or a change of control agreement with Regions.

If a participant in Regions' Career Award Program is terminated without "cause" in connection with the Regions/AmSouth merger, he or she will be entitled to an increased separation payment such that it approximates the amount that would have been receivable upon a termination without "cause" or for "good reason" in connection with the Regions/Union Planters merger.

Executive officers affected by this enhancement include William E. Askew, David
C. Gordon, Robert A. Goethe, D. Bryan Jordan, Peter D. Miller, Andrew W. Stein, Samuel E. Upchurch, Jr., and Steve R. Vinson.

A similar enhancement is being afforded to certain of the remaining executive officers who do not participate in the Regions Career Award Program and who have an existing change of control agreement (or change of control provision in an employment agreement). If an affected executive officer is terminated without "cause" in connection with the Regions/AmSouth merger, he or she will be entitled to receive upon termination the payments and benefits provided in the existing agreement for a termination following a change of control.

Executive officers affected by this enhancement include John M. Daniel, H. Lynn Harton, Steve J. Schenck, and John V. White, Jr.

In all instances, the increase is contingent upon the executive officer's agreeing to remain employed through a date to be specified by Regions, continuing to work regular business hours through termination, and agreeing to a waiver and release of claims in respect of his or her existing agreement. In addition, if increased benefits become payable, any remaining unvested restricted stock granted prior to the closing date of the Regions/AmSouth merger will become immediately vested upon termination of employment.

In Regions' discretion, voluntarily termination in connection with a material adverse change in pay, location or responsibilities may entitle the participant to the increased separation payment, subject to further conditions and limitations.

The forms of memorandum documenting this enhancement are included as exhibit
99.1 and exhibit 99.2, and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. The exhibits listed in the exhibit index are filed as a part of this current report on Form 8-K.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       REGIONS FINANCIAL CORPORATION
                                       (Registrant)


                                       By: /s/ D. Bryan Jordan
                                           -------------------------------------
                                           D. Bryan Jordan
                                           Executive Vice President and
                                           Chief Financial Officer

Date: September 11, 2006







                                INDEX TO EXHIBITS

Exhibit No.                               Description
-----------                               -----------

99.1 Form of memorandum distributed commencing September 6, 2006, to participants in the Regions Career Award Program.

99.2 Form of memorandum distributed commencing September 6, 2006, to certain Regions executive officers with change of control agreements (or change of control provisions in employment agreements).